EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of A.C.L.N. Limited (the "Company"), dated November 18, 1999, of our reports, dated December 31, 1997 and December 31, 1998 relating to the consolidated financial statements of the Company, which reports are included in the Company's Annual Reports on Form 20-F, filed on July 29, 1998 and June 18, 1999, respectively, and to the reference in the Registration Statement to our firm under the heading "Experts."


                                                    /s/ BDO International
                                                    ----------------------------
                                                    BDO International